UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 4, 2009

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Randall Waldman has resigned as a member of the Board of Directors of ZAP to assume a position on the newly formed Advisory Board for ZAP. The Advisory Board will be comprised of various industry and business leaders to assist ZAP in its further expansion and development.

Mr. Waldman has also sold his interest in Integrity Automotive, LLC, now called ZAP Motor Manufacturing Inc(“ZAP Motor”), a privately held Kentucky company headquartered near  Louisville, Kentucky.  ZAP Motor has a worldwide manufacturing agreement with ZAP to build ZAP electric vehicles and other fuel-efficient transportation products at its Kentucky plant subject to certain terms and conditions.

ZAP Motor is headed by CEO Mr. Gary Dodd a former Toyota Plant General Manager and  Mr. Darryl Keels, a previous Mercedes-Alabama plant manager who is now the President and COO of ZAP Motor.

Mr. Waldman has no disputes with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: March 4, 2009	By: /s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer